Exhibits 10.3

CONSULTANT CONFIDENTIALITY, INVENTION

ASSIGNMENT AND NON-COMPETE AGREEMENT

THIS CONSULTANT CONFIDENTIALITY, INVENTION ASSIGNMENT AND NON-COMPETE AGREEMENT (“Agreement”) is made as of the date set forth on the signature page below between OptimizeRx Corp. (“OptimizeRx”), and the person whose name is set forth on the signature page below as Consultant (“Consultant”).

In consideration of the Consulting Agreement entered into between the Consultant and OptimizeRx, with the intention that this Agreement shall apply to the entire period of the Consulting Agreement with OptimizeRx (including the period prior to the date of this Agreement), Consultant hereby agrees as follows:

1. CONFIDENTIAL INFORMATION DEFINED. “Confidential Information” means trade secrets, proprietary information and materials, and confidential knowledge and information which includes, but is not limited to, matters of a technical nature (such as discoveries, ideas, concepts, designs, drawings, specifications, techniques, models, diagrams, test data, scientific methods and know-how, and matters of a business nature (such as the identity of customers and prospective customers, the nature of work being done for or discussed with customers or prospective customers, suppliers, marketing techniques and materials, marketing and development plans, pricing or pricing policies, financial information, plans for further development, and any other information of a similar nature not available to the public).

“Confidential Information” shall not include information that: (a) was in Consultant’s possession or in the public domain before receipt from the Company, as evidenced by the then existing publication or other public dissemination of such information in written or other documentary form; (b) becomes available to the public through no fault of Consultant; (c) is received in good faith by Consultant from a third party who is not subject to an obligation of confidentiality to the Company or any other party; or (d) is required by a judicial or administrative authority or court having competent jurisdiction to be disclosed by Consultant, provided that Consultant shall promptly notify the Company and allow the Company a reasonable time to oppose or limit such order.

2. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION OF OPTIMIZERX. Consultant acknowledges that, during the period of Consultant’s consulting with OptimizeRx, Consultant has had or will have access to Confidential Information of OptimizeRx. Therefore, Consultant agrees that both during and after the period of Consultant’s consulting with OptimizeRx, Consultant shall not, without the prior written approval of OptimizeRx, directly or indirectly (a) reveal, report, publish, disclose or transfer any Confidential Information of OptimizeRx to any person or entity, or (b) use any Confidential Information of OptimizeRx for any purpose or for the benefit of any person or entity, except as may be necessary in the performance of Consultant’s work for OptimizeRx.

3. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION OF OTHERS. Consultant acknowledges that, during the period of Consultant’s consulting with OptimizeRx, Consultant may have had or will have access to Confidential Information of third parties who have given OptimizeRx the right to use such Confidential Information, subject to a non-disclosure agreement between OptimizeRx and such third party. Therefore, Consultant agrees that both during and after the period of Consultant’s consulting with OptimizeRx, Consultant shall not, without the prior written approval of OptimizeRx, directly or indirectly (a) reveal, report, publish, disclose or transfer any Confidential Information of such third parties to any person or entity, or (b) use any Confidential Information of such third parties for any purpose or for the benefit of any person or entity, except as may be necessary in the performance of Consultant’s work for OptimizeRx.

4. PROPERTY OF OPTIMIZERX. Consultant acknowledges and agrees that all Confidential Information of OptimizeRx and all reports, drawings, blueprints, materials, data, code, notes and other documents and records, whether printed, typed, handwritten, videotaped, transmitted or transcribed on data files or on any other type of media, and whether or not labeled or identified as confidential or proprietary, made or compiled by Consultant, or made available to Consultant, during the period of Consultant consulting with OptimizeRx (including the period prior to the date of this Agreement) concerning OptimizeRx’s Confidential Information are and shall remain OptimizeRx’s property and shall be delivered to OptimizeRx within five (5) business days after the termination of such consulting with OptimizeRx or at any earlier time on request of OptimizeRx. Consultant shall not retain copies of such Confidential Information, documents and records.

5. PROPRIETARY NOTICES. Consultant shall not, and shall not permit any other person to, remove any proprietary or other legends or restrictive notices contained in or included in any Confidential Information.

6. INVENTIONS.

(a) Consultant shall promptly, from time to time, fully inform and disclose to OptimizeRx in writing all inventions, copyrightable material, designs, improvements and discoveries of any kind which Consultant now has made, conceived or developed (including prior to the date of this Agreement), or which Consultant may later make, conceive or develop, during the period of Consultant’s consulting with OptimizeRx, which pertain to OptimizeRx’s business (“Inventions”). For greater certainty, OptimizeRx’s business deals with communications of copay savings, vouchers and clinical messaging for pharma, biotech and diagnostic companies. OptimizeRx specifically owns SampleMD, a software application which delivers an automated system that replaces traditional physical drug samples by enabling doctors or other healthcare providers to automatically print and electronically distribute sample vouchers or co-pay discount coupons within their ePrescribing/ EHR (electronic health record) system or from their computer desktops. OptimizeRx plans to offer and is in testing for the following: its Voucher DVM for distributing coupons for Veterinary clinics or offices; its system called “Invite a Rep” to allow physicians to contact their pharmaceutical rep, set up appointments; and its Consumer App that allows consumers to search for prescriptions savings on their mobile phone. Additionally, OptimizeRx offers Drug File Integration support services and sales training to their sponsoring clients. This covenant applies to all such Inventions, whether or not they are eligible for patent, copyright, trademark, trade secret or other legal protection; and whether or not they are conceived and/or developed by Consultant alone or with others; and whether or not they are conceived and/or developed during regular working hours; and whether or not they are conceived and/or developed at OptimizeRx’s facility or not.

(b) Inventions shall not include any inventions made, conceived or developed by Consultant prior to Consultant’s consulting with OptimizeRx, a complete list of which is set forth on Schedule A attached. In addition, Inventions shall not include any inventions made, conceived or developed by Consultant that do not pertain to OptimizeRx’s business.

(c) All Inventions , as determined under the provisions listed in Section 6a and 6b, shall be the sole and exclusive property of OptimizeRx, and shall be deemed part of the Confidential Information of OptimizeRx for purposes of this Agreement, whether or not fixed in a tangible medium of expression. Consultant hereby assigns all Consultant’s rights in all Inventions and in all related patents, copyrights and trademarks, trade secrets and other proprietary rights therein to OptimizeRx. Without limiting the foregoing, Consultant agrees that any copyrightable material shall be deemed to be “works made for hire” and that OptimizeRx shall be deemed the author of such works under the United States Copyright Act, provided that in the event and to the extent such works are determined not to constitute “works made for hire”, Consultant hereby irrevocably assigns and transfers to OptimizeRx all right, title and interest in such works.

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(d) Consultant shall assist and cooperate with OptimizeRx, both during and after the period of Consultant’s consulting with OptimizeRx, at OptimizeRx’s sole expense, to allow OptimizeRx to obtain, maintain and enforce patent, copyright, trademark, trade secret and other legal protection for the Inventions. Consultant shall sign such documents, and do such things necessary, to obtain such protection and to vest OptimizeRx with full and exclusive title in all Inventions against infringement by others.

(e) Consultant shall not be entitled to any additional compensation for any and all Inventions made during the period of Consultant’s consulting with OptimizeRx.

7. COVENANT NOT TO COMPETE. Consultant and OptimizeRx agree that the services rendered by the Consultant are unique and irreplaceable, and that competitive use and knowledge of any Confidential Information would substantially and irreparably injure OptimizeRx’s business, prospects and good will. Consultant and OptimizeRx also agree that OptimizeRx’s business is global in nature due to the type of products and/or services being provided. Therefore, Consultant agrees that during the period of Consultant’s consulting with OptimizeRx and for a period of twelve (12) months, Consultant shall not, directly or indirectly, through any other person, firm, corporation or other entity (whether as an officer, director, Consultant, partner, consultant, holder of equity or debt investment, lender or in any other manner or capacity):

(a) develop, sell, market, offer to sell products and/or services where OptimizeRx markets their business that have the same or similar technological approach or technology platform, offered or sold by OptimizeRx on the date of the termination of Consultant’s consulting with OptimizeRx for any reason;

(b) solicit, induce, encourage or attempt to induce or encourage any employee or consultant of OptimizeRx to terminate his or her employment or consulting relationship with OptimizeRx, or to breach any other obligation to OptimizeRx;

(c) solicit, interfere with, disrupt, alter or attempt to disrupt or alter the relationship, contractual or otherwise, between OptimizeRx and any consultant, contractor, customer, potential customer, or supplier of OptimizeRx; or

(d) engage in or participate in any business in the same industry as OptimizeRx which is conducted under any name that shall be the same as or similar to the name of OptimizeRx or any trade name used by OptimizeRx.

Consultant acknowledges that the foregoing geographic, activity and time limitations contained in this Section 7 are reasonable and properly required for the adequate protection of OptimizeRx’s business. In the event that any such geographic, activity or time limitation is deemed to be unreasonable by a court, Consultant shall submit to the reduction of either said activity or time limitation to such activity or period as the court shall deem reasonable. In the event that Consultant is in violation of the aforementioned restrictive covenants, then the time limitation thereof shall be extended for a period of time equal to the pendency of such proceedings, including appeals.

8. REPRESENTATIONS. Consultant represents that Consultant has the right to enter into this Agreement, and that Consultant’s performance of all the terms of this Agreement and his duties as an Consultant of OptimizeRx will not breach any confidential information agreement, non-competition agreement or other agreement with any former employer of his services, either as an Consultant, consultant, contractor or independent contractor, or with any other party. Consultant represents that Consultant will not disclose to OptimizeRx any trade secrets or confidential or proprietary information of any third party that are not generally available to the public.

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9. DISCLOSURE OF THIS AGREEMENT. Consultant hereby authorizes OptimizeRx to notify others, including but not limited to customers of OptimizeRx and any of Consultant’s future employers, of the terms of this Agreement and Consultant’s responsibilities under this Agreement.

10. SPECIFIC PERFORMANCE. Consultant acknowledges that money damages alone may not adequately compensate OptimizeRx in the event of a breach or threatened breach by Consultant of this Agreement, and that, in addition to all other remedies available to OptimizeRx at law or in equity, OptimizeRx shall be entitled to injunctive relief for the enforcement of its rights and to an accounting of profits made during the period of such breach.

11. NO RIGHTS GRANTED. Consultant understands that nothing in this Agreement shall be deemed to constitute, by implication or otherwise, the grant by OptimizeRx to the Consultant of any license or other right under any patent, patent application or other intellectual property right or interest belonging to OptimizeRx.

12. SEVERABILITY.

(a) Each of the covenants provided in this Agreement are separate and independent covenants. If any provision of this Agreement shall be determined to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and any such invalid or unenforceable provision shall be reformed so as to be valid and enforceable to the fullest extent permitted by law.

(b) It is not a defense to the enforcement of any provision of this Agreement that OptimizeRx has breached or failed to perform any obligation or covenant hereunder or under any other agreement or understanding between Consultant and OptimizeRx.

13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan without regard to conflict of law rules. All suits and claims shall be made only in state or federal courts located in Detroit, Michigan.

14. SUPERSEDES OTHER AGREEMENTS. This Agreement contains the entire agreement of the parties with respect to subject matter hereof and supersedes all previous agreements and understandings between the parties with respect to its subject matter.

15. AMENDMENTS. This Agreement may not be changed, modified, released, discharged, abandoned or otherwise terminated in whole or in part except by an instrument in writing, agreed to and signed by the Consultant and a duly authorized officer of OptimizeRx.

16. ACKNOWLEDGEMENTS. THE CONSULTANT ACKNOWLEDGES THAT (i) THE CONSULTANT HAS READ AND FULLY UNDERSTANDS THIS AGREEMENT; (ii) THE CONSULTANT HAS BEEN GIVEN THE OPPORTUNITY TO ASK QUESTIONS; (iii) THE CONSULTANT HAS RECEIVED A COPY OF THIS AGREEMENT, THE ORIGINAL OF WHICH WILL BE RETAINED IN THE CONSULTANT’S PERSONNEL FILE; AND (iv) THE CONSULTANT’S OBLIGATIONS UNDER THIS AGREEMENT SURVIVE THE TERMINATION OF THE CONSULTANT’S CONSULTING WITH OPTIMIZERX FOR ANY REASON.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below.

OptimizeRx Corp.

/s/ Douglas Baker
Douglas Baker
Chief Financial Officer
OptimizeRx, Inc.

Date

Consultant

Signature

Name Printed

Date

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Schedule A

None beyond what has been assigned to the company.